CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56798; 333-90136; 333-127501; 333-159808), of BBX Capital Corporation of our report dated May 29, 2013 relating to the financial statements of Woodbridge Holdings, LLC, which appears in the Current Report on Form 8‑K/A of BBX Capital Corporation dated April 2, 2013.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 17, 2013